Exhibit 99.1

Osiris Therapeutics Appoints Chief Financial Officer

Columbia, Maryland – July 28, 2008 – Osiris Therapeutics, Inc. (NASDAQ: OSIR), a leading stem cell therapeutic company, announced today the appointment of Richard W. Hunt as Chief Financial Officer effective July 23, 2008.  He will report directly to C. Randal Mills, Ph.D., President and Chief Executive Officer.  Additionally, Philip R. Jacoby, Jr., the company’s controller and interim CFO, has been promoted to the position of Vice President of Finance.

“Rich is an exciting addition to the Osiris management team,” said Dr. Mills. “His extensive experience in senior leadership positions in publicly traded healthcare companies will benefit Osiris as we progress towards our now near-term goal of commercializing the world’s first stem cell drug.”

Dr. Mills went on to say, “Phil Jacoby has performed exceptionally well in the role of interim CFO.  The entire Osiris board is truly appreciative of his efforts, and we look forward to his continued contribution in his new position.”

Mr. Hunt spent 18 years in progressive leadership positions with Baxter Healthcare/American Hospital Supply, ultimately as Vice President of Corporate Audit.  Following Baxter, Mr. Hunt was appointed Chief Financial Officer of Global Healthcare Exchange, an e-commerce venture formed by a group of leading healthcare companies including Johnson & Johnson, GE Medical Systems, Abbott, and Baxter.  Mr. Hunt then served as CFO of Neighborcare, a publicly traded pharmaceutical service provider, until its $1.7 billion acquisition in 2005.  Mr. Hunt also served as CFO of Healthextras, a $1.8 billion publicly traded pharmacy benefit management service provider. Mr. Hunt started his healthcare career with Searle Pharmaceuticals.   Mr. Hunt is a certified public accountant, (CPA) and holds a Bachelor of Science degree in accounting from Northern Illinois University and a Masters in Business Administration from Pepperdine University.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is a leading stem cell therapeutic company focused on developing products to treat medical conditions in the inflammatory, orthopedic and cardiovascular areas. Prochymal is being evaluated in Phase III clinical trials for three indications, including acute and steroid refractory Graft versus Host Disease and also Crohn’s disease, and is the only stem cell therapeutic currently designated by FDA as both an Orphan Drug and Fast Track product. Osiris also has partnered with Genzyme Corporation to develop Prochymal as a medical countermeasure to nuclear terrorism and other radiological emergencies. Furthermore, Prochymal is being developed for the repair of heart tissue following a heart attack, the protection of pancreatic islet cells in patients with type 1 diabetes, and the repair of lung tissue in patients with chronic obstructive pulmonary disease. The Company’s pipeline of internally developed biologic drug candidates under evaluation also includes Chondrogen for arthritis in the knee. Osiris is a fully integrated company, having developed capabilities in research, development, manufacturing, and distribution of stem cell products. Osiris has developed an extensive intellectual property portfolio to protect the company’s technology including 47 U.S. patents each having one or more foreign counterparts.  Osiris, Prochymal and Chondrogen are registered trademarks of Osiris Therapeutics, Inc. More information can be found on the company’s website, www.Osiris.com.  (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding the following: our product development efforts; our clinical trials and anticipated regulatory requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

anticipated timeline and clinical strategy for MSCs and biologic drug candidates; our cash needs; patents and proprietary rights; ability of our potential products to treat disease; our plans for sales and marketing; our plans regarding our facilities; types of regulatory frameworks we expect will be applicable to our potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Erica Elchin, Osiris Therapeutics, Inc. at (443) 545-1834

OsirisPR@Osiris.com

Media Contacts:

Stacey Holifield/Andrew Law

Schwartz Communications

(781) 684-0770

Osiris@schwartz-pr.com